ALLIANZ INVESTMENT MANAGEMENT LLC
Rule 10f-3 Transaction Form
Transaction Information

Name of Purchasing Fund:  AZL BLACKROCK GLOBAL ALLOCATION FUND

Name of Issuer: Activision Blizzard, Inc. (2021)

Cusip/Sedol/ISIN of Security Purchased:  00507VAG4

Date of Transaction:  9/14/16

Date Offering Commenced: 9/14/16

Purchase Price/Unit: $99.88

Underwriting Commission, Spread or Profit:  0.60%

Name of Underwriter from whom Purchased:
Merrill Lynch, Pierce, Fenner & Smith Incorporated


Name of Affiliated Underwriter(1) in syndicate
(include page of term sheet listing syndicate members):
PNC Capital Markets LLC

# of Shares/Par Amount of Purchase in Fund:  165,000

Principal Amount of Purchase in Fund:  $164,798.70

Aggregate Principal Amount of Purchase: $25,780,000

Principal Amount of Total Offering:  $650,000,000

Have the following conditions been satisfied:

1.a Is any Covered Person an underwriter, or an
affiliated person of an underwriter,
who, in connection with a primary distribution of
securities, is in privity of
contract with, or an affiliated person of, the issuer
of the security?
Yes 	No X

1.b Acting alone or in concert with one or more other
persons initiates or
directs the formation of the underwriting or selling
syndicate to facilitate the issuance of the security?
Yes 	No X

1.c Receives a rate of gross commission, spread, or
other profit greater than the rate
allowed to other underwriters participating in the
distribution?
Yes 	No X

2.a Registered  Public Offerings: The securites are a
part of an issue registered under
the Securities Act of 1933, which is being offered to
the public.
Yes X 	No

2.b Municipal Securities: The securities (i) are municipal securities(2);
(ii)

the issuer of such securities has received an
investment grade rating from a
nationally recognized statistical rating
organization; and (iii) if the issuer
or entity supplying the revenues from which
the issue is to be paid has been in
continuous operation for less than three years
(including the operations of any predecessors),
it has received one of the three highest ratings
from at least one such rating service.
Yes	No X

2.c. Foreign Offerings: The securities are offered
 publicly under the laws of a country
other than the United States and (i) the offering is
subject to regulation by a foreign
financial regulatory authority(3) in the country in
which the public offering occurs; (ii)
the securities are offered at a fixed price to all
purchasers in the offering (except for
any rights to purchase securities that are required
by law to be granted to existing security
holders of the issuer); (iii) financial statements,
 prepared and audited in accordance with
standards required or permitted by the appropriate
foreign financial regulatory authority
in the country in which the public offering occurs,
for the two years prior to the offering,
are available to the public and prospective purchasers
in connection with the offering; and
(iv) if the issuer is a Domestic Issuer (a) it has a
class of securities registered  pursuant
to section 12(b) or 12(g) of the 1934 Act or is
required to file reports pursuant to section
15(d) of the 1934 Act; and (b) it has filed all
the material required to be filed pursuant
to section 13(a) or 15(d) of the 1934 Act for a
period of at least twelve months immediately
preceding the sale of such securities (or for
such shorter period that the issuer was
required to file such material).
Yes 	No X

2.d Rule 144A Offerings: The securities are
(i) offered or sold
in transactions exempt from registration under
section 4(2) of the 1934 Act,
Rule 144A thereunder, or Rules 501-508
thereunder; (ii) the securities are sold
to qualified institutional buyers(4); and
(iii) the securities are eligible for
resale to other qualified institutional
buyers pursuant to Rule 144A.
Yes	No X

3. In respect of any securities other than
municipal securities, the issuer of
such securities has been in continuous
operations for not less than three years
(including operations of predecessors).
Yes X	No

4. The securities were purchased prior to
the end of the first day on
which any sales were made, at a price that
is not more than the price
paid by each other purchaser of securities
in that offering.
Yes X	No

5. The underwriting was a firm commitment underwriting.
Yes X	No

6. The commission, spread or profit was
reasonable and fair in relation
to that being received by others for
underwriting similar securities during the
same period. (Provide comparable transaction
data demonstrating the reasonableness
of the underwriting commission, spread or profit.)
Yes X	No

7. The amount of such securities of any class of
such issue purchased
by all of the Portfolios and investment companies
advised by the Adviser
did not exceed 25% of the principal amount of the
offering of such class
or if purchased in a Rule 144A Offering, 25% of
the total of (i)
the principal amount of the offering of such class
sold by underwriters
or members of the selling syndicate to qualified
institutional buyers(4)
plus (ii) the principal amount of the offering of
such class in any concurrent public offering.
Yes X	No

Gwen Fleming, Vice President - Portfolio Compliace
Signature of Compliance Manager	Printed Name